Exhibit 10.34.2


                       MORTGAGE LOAN REPURCHASE AGREEMENT
                       ----------------------------------


PURCHASER:              PAINE WEBBER REAL ESTATE SECURITIES

ADDRESS:                1285 AVENUE OF THE AMERICAS
                        NEW YORK, NEW YORK 10019
                        ATTENTION:______________________

SELLER:                 AMERICAN HOME MORTGAGE

ADDRESS:                12 EAST 49th STREET, 28th FLOOR
                        NEW YORK, NEW YORK 10017
                        ATTENTION:______________________

DATE OF AGREEMENT:      FEBRUARY 26, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Section 1.  Definitions......................................................1

Section 2.  Procedures for Purchases of Mortgage Loans......................11

Section 3.  Procedure for Repurchases of Mortgage Loans.....................15

Section 4.  Terms of Each Transaction.......................................17

Section 5.  Cash Account....................................................18

Section 6.  Servicing of the Mortgage Loans.................................18

Section 7.  Remedies........................................................19

Section 8.  Transfers of Mortgage Loan by Purchaser.........................21

Section 9.  Record Title to Mortgage Loans; Intent of Parties; Security
            Interest........................................................21

Section 10. Representations and Warranties..................................22

Section 11. Covenants of Seller.............................................30

Section 12. Term............................................................32

Section 13. Exclusive Benefit of Parties; Assignment........................32

Section 14. Amendments; Waivers; Cumulative Rights..........................32

Section 15. Execution in Counterparts.......................................33

Section 16. Effect of Invalidity of Provisions..............................33

Section 17. Governing Law...................................................33

Section 18. Notices.........................................................33

Section 19. Entire Agreement................................................33

Section 20. Costs of Enforcement............................................33

Section 21. Consent to Service..............................................33

Section 22. Construction....................................................33

Exhibit A   Closing Loan Purchase Detail

Exhibit B   Rewarehousing Loan Purchase Detail

Exhibit C   Conversion Loan Purchase Detail

Exhibit D   Withdrawal/Deposit Notice

Exhibit E   Cash Account Wire Instructions

Exhibit F   Cash Account Adjustment Notice

Exhibit G   Escrow Agent Standing Wire Instructions

Exhibit H   Purchaser's Wire Instructions to Seller

Exhibit I   UCC- 1 Financing Statement

Exhibit J   Seller's Delivery Instructions

Exhibit K   Seller's Release

Exhibit L   Seller's Wire Instructions

Exhibit M   Warehouse Lender's Release

Exhibit N   Warehouse Lender's Release

Exhibit O   Warehouse Lender's Wire Instructions

Exhibit P   MBS Swap Funding Program Selection Notice

Exhibit Q   Request For Mortgage Loan Shipment

Exhibit R   MBS Swap Shipment Documents

                          MORTGAGE REPURCHASE AGREEMENT
                          -----------------------------

      This Mortgage Loan Repurchase Agreement ("Agreement"), dated as of the date set forth on the cover page hereof, between PAINE WEBBER REAL ESTATE SECURITIES INC. ("Purchaser") and the Seller whose name is set forth on the cover page hereof ("Seller").

                              PRELIMINARY STATEMENT
                              ---------------------

Seller is engaged, among other pursuits, in the business of originating, purchasing and selling Mortgage Loans. Purchaser is engaged in, among other pursuits, the business of purchasing Mortgage Loans.

Seller has requested Purchaser, and Purchaser is willing from time to time, to enter into repurchase agreements with Seller in accordance with this Agreement for the purpose of facilitating Seller's origination of Mortgage Loans. It is contemplated by the parties hereto that the Mortgage Loans subject to this Agreement, from time to time, will become the subject of transactions in which Purchaser purchases such Mortgage Loans from Seller subject to an obligation of Seller to repurchase such Mortgage Loans, and Seller subsequently will offer to sell such Mortgage Loans to Purchaser, and Purchaser, pursuant to one of the PWRES Purchase Programs, may elect to purchase such Mortgage Loans from Seller.

      The parties hereto hereby agree as follows:

      Section 1. Definitions.

      Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Act of Insolvency": With respect to Seller or Parent Company, (a) the commencement by Seller or Parent Company as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller or Parent Company seeking the appointment of a receiver, trustee, custodian or similar official for Seller or Parent Company or any substantial part of Seller's or Parent Company's property, or (b) the commencement of any such case or proceeding against Seller or Parent Company, or another's seeking such appointment, or the filing against Seller or Parent Company of an application for a protective decree which (1) is consented to or not timely contested by Seller or Parent Company, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within 60 days, (c) the making by Seller or Parent Company of a general assignment for the benefit of creditors, or (d) the admission in writing by Seller or Parent Company that Seller or Parent Company is unable to pay its debts as they become due or the nonpayment generally by Seller or Parent Company of its debts as they become due.

            "Assignee": The Chase Manhattan Bank, National Association, as agent for certain beneficiaries pursuant to certain Repurchase Transaction Tn-Party Custody Agreements.

            "Assignment of Mortgage Note and Pledge Agreement": With respect to each Cooperative Loan, an assignment of the related Mortgage Note and Pledge Agreement.

            "Assignment of Proprietary Lease": With respect to each Cooperative Loan, an assignment of the related Proprietary Lease executed by the related Mortgagor in blank.

            "Business Day": Any day other than (a) a Saturday, Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which Paine Webber Real Estate Securities Inc. is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

            "Cash Account": A separate cash account established and maintained by Seller at Paine Webber Real Estate Securities Inc. under the conditions set forth in Section 5.

            "Cash Account Adjustment": An adjustment to the Cash Account Balance pursuant to a Cash Account Adjustment Notice.

            "Cash Account Adjustment Notice": The cash account adjustment notice, in the form of Exhibit F, to be used by Purchaser to notify Seller of any adjustments to the Cash Account Balance.

            "Cash Account Balance": The net amount of funds in the Cash Account.

            "Cash Account Interest Accrual": The simple interest calculation posted on the last Business Day of each month resulting from the product of each Business Day's Cash Account Balance and Cash Account Interest Rate.

            "Cash Account Interest Rate": With respect to each month, the average opening federal funds rate for such month. The opening federal funds rate on a Business Day shall be counted as the Cash Account Interest Rate until the next Business Day.

            "Cash Account Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit E, to be used for the payment of funds to Seller.

            "Cash Window Funding Program": A program designed by Purchaser in which Seller may now or hereafter participate pursuant to the terms of the Custodial Agreement and Purchaser's Cash Window Mortgage Loan Purchase Agreement, between Seller and Purchaser as amended from time to time.

            "Cash Window Submission Package": The documents required to be delivered by Seller to Custodian under the Cash Window Funding Program.

            "Closing Loan Purchase Detail": A loan purchase detail, prepared by Seller and delivered concurrently by Seller to Purchaser and Custodian via facsimile transmission in the form of Exhibit A or via electronic transmission in a form acceptable to Purchaser, containing certain information regarding the characteristics of a Mortgage Loan being offered for sale by Seller to Purchaser under a Closing Transaction.

            "Closing Transaction": Any sale of a Mortgage Loan by Seller to Purchaser, structured as either a Wet Funding or a Dry Funding, wherein Purchaser wires the Disbursement Amount in accordance with the Escrow Agent Standing Wire Instructions subject to an obligation of Seller to repurchase such Mortgage Loan pursuant to this Agreement.

            "Collateral": The Mortgage Loans (including all servicing rights related thereto), any Custodial Account, the Cash Account and the proceeds of any and all of the foregoing.

            "Collateral Receipt": With respect to each Wet Mortgage Loan, the receipt by Custodian on a Business Day of a Dry Submission Package, Cash Window Submission Package, or Conduit Submission Package.

            "Collateral Receipt Adjustment": The process initiated by Collateral Receipt wherein the Pass-Through Rate on a Wet Mortgage Loan is reduced, effective from the date of Collateral Receipt through one calendar day prior to the Repurchase Date.

            "Collateral Receipt Date": With respect to each Wet Mortgage Loan, the Business Day on which a Collateral Receipt occurs.

            "Conduit Funding Program": A program designed by Purchaser in which Seller participates pursuant to the terms of the Custodial Agreement and Purchaser's Conduit Mortgage Loan Purchase Agreement dated as of the date set forth on the cover sheet thereof, between Seller and Purchaser as amended from time to time.

            "Conduit Submission Package": The documents required to be delivered by Seller to Custodian under the Conduit Funding Program.

            "Conforming Mortgage Loan": A Mortgage Loan having an original principal balance that does not exceed the maximum principal balance of a mortgage loan that is eligible for sale to FNMA.

            "Conversion Loan Purchase Detail": A loan purchase detail, prepared by Seller and delivered concurrently by Seller to Purchaser and Custodian via facsimile transmission in the form of Exhibit C or via electronic transmission in a form acceptable to Purchaser, containing certain information regarding the characteristics of a Mortgage Loan that is subject to repurchase and that is subsequently offered to Purchaser under the Cash Window Funding Program or the Conduit Funding Program.

            "Cooperative": The private, non-profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

            "Cooperative Apartment": The specific dwelling unit relating to a Cooperative Loan.

            "Cooperative Lien Search": A search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against
      (i) the Cooperative, (ii) the seller of the Cooperative Apartment and
      (iii) the Mortgagor if the Cooperative Loan is a Refinanced Loan, (b) filings of Financing Statements and (c) the deed of the Project into the Cooperative.

            "Cooperative Loan": A Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.

            "Cooperative Shares": The shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate.

            "Credit File": All papers and records of whatever kind or description, whether developed or originated by Seller or others, required to document or service the Mortgage Loan; provided however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Dry Submission Package.

            "Custodial Account": A separate custodial account, established and maintained by Seller under the conditions set forth in Section 6(b), for the deposit by Seller of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

            "Custodial Agreement": The Mortgage Loan Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and Custodian, as amended from time to time. Such Mortgage Loan Custodial Agreement governs Purchaser's Whole Loan Finance Program, Cash Window Funding Program and Conduit Funding Program.

            "Custodial Fee": A fee payable to Custodian by Seller in the amount set forth on the related Funding Confirmation or as provided pursuant to
      Section 8 of the Custodial Agreement.

            "Custodian": Bankers Trust Company, and its permitted successors hereunder.

            "Defective Mortgage Loan": A Mortgage Loan that is not in compliance with this Agreement.

            "Desired Funding Date": The Business Day indicated by the Seller on the Closing Loan Purchase Detail or the Rewarehousing Loan Purchase Detail, on which Seller desires Purchaser to purchase a Mortgage Loan via a Wet Funding or a Dry Funding.

            "Disbursement Amount": With respect to a Mortgage Loan, the amount set forth on the related Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail as the "Disbursement Amount."

            "Discount": With respect to each Mortgage Loan, the amount set forth on the related Funding Confirmation as the "Discount."

            "Document File": The Credit File and the Dry Submission Package.

            "Dry Funding": Either (i) a Closing Transaction initiated by the delivery by Seller, either via electronic or facsimile transmission to Purchaser and Custodian of a Closing Loan Purchase Detail and the receipt by Custodian of a Dry Submission Package or (ii) a Rewarehousing Transaction initiated by the delivery by Seller, either via electronic or facsimile transmission concurrently to Purchaser and Custodian, of a Rewarehousing Loan Purchase Detail, a Warehouse Lender's or Seller's Release and the Custodian's receipt of a Dry Submission Package.

            "Dry Mortgage Loan": A Mortgage Loan with respect to which (i) Custodian has received a Dry Submission Package and (ii) no Repurchase has occurred.

            "Dry Submission Package": The documents identified in Exhibit B-l to the Custodial Agreement.

            "Due Date": The day of the month on which the Monthly Payment is due on the Mortgage Loan.

            "Escrow Agent": The agent appointed by the Title Insurance Company to administer the closing of a Mortgage Loan.

            "Escrow Agent Standing Wire Instructions": The wire instructions set forth in a letter in the form of Exhibit G, from Seller and the Escrow Agent to Purchaser for use when Purchaser wires Disbursement Amounts for Wet Fundings and Dry Fundings structured as Closing Transactions.

            "Event of Default": The occurrence of any of the following events:
      (i) an Act of Insolvency with respect to Seller or Parent Company; (ii) any representation or warranty made by Seller hereunder, other than as to a particular Mortgage Loan, shall have been incorrect or untrue in any material respect when made or when deemed to have been made; or (iii) Seller shall fail to perform, or shall admit to Purchaser its inability to, or its intention not to, perform any of its obligations hereunder.

            "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC": The Federal Home Loan Mortgage Corporation or any successor thereto.

            "Financing Statement": A financing statement in the form of a UCC-l filed pursuant to the Uniform Commercial Code and sufficient to perfect a security interest in the applicable state in the Cooperative Shares and Pledge Instruments.

            "FNMA": The Federal National Mortgage Association or any successor thereto.

            "Funding Confirmation": With respect to each Mortgage Loan purchased by Purchaser from Seller via a single wire funds transaction on a particular Business Day, the trade confirmation from Purchaser to Seller confirming Seller's obligation to repurchase such Mortgage Loan from Purchaser by the Scheduled Repurchase Date.

            "GNMA": The Government National Mortgage Association or any successor thereto.

            "Guidelines": The written underwriting and servicing guidelines established by Seller and approved in writing by Purchaser.

            "Incremental Pass-Through Rate": The amount by which the Pass-Through Rate increases upon the occurrence of any event giving Purchaser the right to elect a remedy pursuant to Section 7, which amount shall be set forth in the applicable Funding Confirmation as the "Incremental Pass-Through Rate."

            "Losses": Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

            "MBS Swap Custodial Agreement": The custodial agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and custodian, as amended from time to time. Such custodial agreement governs Purchaser's MBS Swap Funding Program.

            "MBS Swap Funding Program": A program designed by Purchaser and in which Seller participates pursuant to the terms of (i) the Purchaser's MBS Swap Mortgage Loan Participation Agreement dated as of the date set forth on the cover sheet thereof, among Seller and Purchaser as amended from time to time and (ii) the MBS Swap Custodial Agreement dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and the custodian identified therein, as amended from time to time.

            "MBS Swap Funding Program Selection Notice": A notification that identifies Mortgage Loans intended for the MBS Swap Funding Program provided by Seller to Purchaser either (i) on the Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail via the "MBS Swap Funding Program Designation" field or (ii) via a facsimile transmission in the form of Exhibit P, received by Purchaser prior to the Scheduled Repurchase Date, for any Mortgage Loans previously Purchased without the "MBS Swap Funding Program Designation".

            "MBS Swap Shipment Documents": With respect to each Mortgage Loan for which an MBS Swap Funding Program Selection Notice has been provided, the documents required, as listed in Exhibit R, to be received by Purchaser from Seller via facsimile transmission, prior to Purchaser's carrying out Seller's instructions for the Request for Mortgage Loan Shipment.

            "MBS Swap Submission Package": The documents required to be provided by Seller to Purchaser with respect to each purchase under the MBS Swap Funding Program, as described in the MBS Swap Mortgage Loan Participation Agreement and MBS Swap Custodial Agreement.

            "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note.

            "Mortgage Loan": A one-to-four family residential mortgage loan or, a Cooperative Loan, that is subject to this Agreement.

            "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage or Pledge Agreement, as the case may be.

            "Mortgaged Property": Either (i) the property subject to the lien of the Mortgage securing a Mortgage Note or (ii) in the case of a Cooperative Loan the underlying property securing the Mortgage Note which consists of the Cooperative Shares and Proprietary Lease.

            "Mortgagor": The obligor on a Mortgage Note.

            "NCUA": The National Credit Union Administration, or any successor thereto.

            "Non-Conforming Mortgage Loan": A Mortgage Loan having an original principal balance that exceeds the maximum principal balance of a mortgage loan that is eligible for sale to FNMA.

            "Note Rate": The rate of interest borne by a Mortgage Note.

            "OTS": The Office of Thrift Supervision, or any successor thereto.

            "Parent Company": A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.

            "Pass-Through Rate": With respect to each Mortgage Loan, the rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on a Funding Confirmation as the "Pass-Through Rate".

            "Pledge Agreement": With respect to each Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

            "Pledge Instruments": With respect to each Cooperative Loan, the related Stock Power, the Assignment of the Proprietary Lease and the Assignment of Mortgage Note and Pledge Agreement.

            "Project": With respect to each Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

            "Proprietary Lease": With respect to each Cooperative Loan, a lease on the related Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

            "PWRES Purchase Program": Purchaser's Cash Window Funding Program, Conduit Funding Program, or MBS Swap Funding Program as applicable.

            "Purchase Date": With respect to a Mortgage Loan, the date on which Purchaser purchases such Mortgage Loan from Seller.

            "Purchase Price": With respect to each Mortgage Loan, an amount equal to the face amount of the Mortgage Loan less the Discount.

            "Purchaser": Paine Webber Real Estate Securities Inc. and its successors.

            "Purchaser's Wire Instructions": The wire instructions, set forth in a notice delivered by Purchaser to Seller in the form of Exhibit H, containing the information to be used for the payment of all amounts due and payable to Purchaser hereunder.

            "Recognition Agreement": With respect to each Cooperative Loan, an agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

            "Repurchase": With respect to any Mortgage Loan, the transaction by which the Seller remits the Repurchase Price to Purchaser and simultaneously Purchaser purchases the Mortgage Loan with a netting of funds resulting, governed by the terms of the applicable PWRES Purchase Program.

            "Repurchase Date": With respect to any Mortgage Loan, the date that Seller remits the Repurchase Price to Purchaser.

            "Repurchase Price": With respect to each Mortgage Loan, an amount equal to the Purchase Price plus the product of the Purchase Price of the Mortgage Loan, the Pass- Through Rate and the number of calendar days from the Purchase Date to the Repurchase Date divided by 360.

            "Request for Mortgage Loan Shipment": Notification provided by Seller to Purchaser via facsimile transmission in the form of Exhibit Q, which presents Mortgage Loans to be delivered by Purchaser to the custodian as set forth on the cover page of the MBS Swap Funding Program Custodial Agreement or under the appropriate circumstances, FHLMC.

            "Rewarehousing Loan Purchase Detail": A loan purchase detail, prepared and submitted by Seller and delivered concurrently by Seller to Purchaser and Custodian via facsimile transmission in the form of Exhibit B or via electronic transmission in a form acceptable to Purchaser, containing certain information regarding the characteristics of a Mortgage Loan being offered for sale by Seller to Purchaser under a Rewarehousing Transaction.

            "Rewarehousing Transaction": Any sale of a Mortgage Loan by Seller to Purchaser structured as either a Wet Funding or Dry Funding wherein Purchaser wires the Disbursement Amount to the Warehouse Lender's Wire Instructions or Seller's Wire Instructions, as applicable, subject to an obligation of Seller to repurchase such Mortgage Loan pursuant to this Agreement.

            "RTC": The Resolution Trust Corporation or any successor thereto.

            "Scheduled Collateral Receipt Date": With respect to each Wet Mortgage Loan, the Business Day, as set forth on the Funding Confirmation as the "Collateral Receipt Date", by which a Collateral Receipt is required to occur, such date to be (i) within five Business Days of a Wet Funding structured as a Closing Transaction and (ii)within one Business Day of a Wet Funding structured as a Rewarehousing Transaction.

            "Scheduled Repurchase Date": With respect to each Mortgage Loan, the Business Day as set forth on the Funding Confirmation as the "Repurchase Date", by which a repurchase is required to occur, such date to be (i) within five Business Days after the Purchase Date with respect to a Wet Mortgage Loan, (ii) within ten (10) Business Days after the Purchase Date with respect to a Dry Mortgage Loan or (iii) within twenty Business Days after the Purchase date with respect to a Dry Mortgage Loan for which Seller has provided Purchaser with a MBS Swap Funding Program Selection Notice, unless such date has been accelerated in connection with either an Event of Default pursuant to Section 7(a) or a Defective Mortgage Loan pursuant to Section 7(b).

            "Seller": The Seller whose name is set forth on the cover page hereof, and its permitted successors hereunder.

            "Seller's Delivery Instructions": With respect to each Mortgage Loan for which Seller has remitted the Repurchase Price to Purchaser and which Purchaser concurrently does not elect to purchase under a PWRES Purchase Program, the notification provided by Seller to Purchaser via facsimile transmission in the Form of Exhibit J, instructing Purchaser to deliver the Dry Submission Package for such Mortgage Loan to the indicated address.

            "Seller's Release": A letter in the form of Exhibit K, delivered by Seller when no Warehouse Lender has an interest in a Mortgage Loan, conditionally releasing all of Seller's interest in a Mortgage Loan upon receipt of payment by Seller.

            "Seller's Wire Instructions": The wire instructions set forth in a letter in the form of Exhibit L, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

            "Stock Certificate": With respect to each Cooperative Loan, the certificate evidencing ownership of the related Cooperative Shares issued by the Cooperative.

            "Stock Power": With respect to each Cooperative Loan, an assignment of the related Stock Certificate or an Assignment of the Cooperative Shares issued by the Cooperative.

            "Submission Package": A Cash Window Submission Package, a Conduit Submission Package, a Dry Submission Package or a MBS Swap Submission Package, as applicable.

            "Successor Servicer": An entity designated by Purchaser, in conformity with Section 18, to replace Seller as servicer for Purchaser.

            "Supplemental Amount": With respect to each Mortgage Loan, an amount equal to the Disbursement Amount less the Purchase Price.

            "Title Insurance Company": A title insurance company acceptable to Purchaser.

            "Transaction": Any sale of a Mortgage Loan by Seller to Purchaser subject to an obligation of Seller to repurchase such Mortgage Loan pursuant to a Funding Confirmation in accordance with this Agreement.

            "Warehouse Lender": Any lender providing financing to Seller in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

            "Warehouse Lender's Release": A letter in the form of Exhibit M, or Exhibit N with respect to any Wet Funding structured as a Rewarehousing Transaction, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

            "Warehouse Lender's Wire Instructions": The wire instructions set forth in a letter in the form of Exhibit O, from a Warehouse Lender who has an interest in the Mortgage Loans to which such payment relates.

            "Wet Funding": Either (i) a Closing Transaction initiated by the delivery by Seller, either via electronic or facsimile transmission to Purchaser, of a Closing Loan Purchase Detail and a pledge by Seller to Purchaser to deliver to Custodian a Dry Submission Package, Cash Window Submission Package or Conduit Submission Package by the Scheduled Collateral Receipt Date or (ii) a Rewarehousing Transaction initiated by the delivery by Seller, either via electronic or facsimile transmission to Purchaser, of a Rewarehousing Loan Purchase Detail, a Warehouse Lender's Release and a pledge by Seller to Purchaser to deliver to Custodian a Dry Submission Package, Cash Window Submission Package or Conduit Submission Package by the Scheduled Collateral Receipt Date.

            "Wet Mortgage Loan": A Mortgage Loan for which Purchaser, via Custodian, does not have physical possession of the related Dry Submission Package and which Seller has agreed to pledge to Purchaser all right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

            "Whole Loan Finance Program": A program designed by Purchaser in which Seller participates pursuant to the terms of the Custodial Agreement and this Agreement.

            "Withdrawal/Deposit Notice": A notice, substantially in the form of Exhibit D, delivered by Seller to Purchaser, from time to time, in connection with withdrawals from and deposits to the Cash Account.

            "Wire Fee": For each disbursement relating to a Closing Transaction, a fee payable to Purchaser by Seller as set forth in the Funding Confirmation.

      Section 2.  Procedures for Purchases of Mortgage Loans.

      (a)   General Procedures for Purchases of Mortgage Loans.

            (1) Pursuant to either a Wet Funding or a Dry Funding, Purchaser may, in its sole discretion, from time to time, purchase one or more Mortgage Loans from Seller subject to an obligation of Seller to repurchase such Mortgage Loans and subsequently to offer to sell such Mortgage Loans to Purchaser pursuant to one of the PWRES Purchase Programs. Seller shall be deemed to make for the benefit of Purchaser, as of the applicable dates specified in Section 10, the representations and warranties set forth in Section 10 in respect of each such Mortgage Loan.

            (2) Notwithstanding the satisfaction by Seller of the conditions specified in this Section, Purchaser is not obligated to purchase any Mortgage Loan offered to it hereunder and the decision of Purchaser to purchase such Mortgage Loan shall be at Purchaser's sole discretion. In the event that

                  Purchaser elects to reject a Mortgage Loan offered by Seller for purchase by Purchaser in a Wet Funding or a Dry Funding for any reason and/or does not transmit the Disbursement Amount, any Dry Submission Package delivered to Custodian in anticipation of such purchase shall be returned by Custodian in accordance with the terms of the Custodial Agreement.

      (b) Specific Procedures for Purchases of Mortgage Loans related to Wet Fundings structured as Closing Transactions.

            (1) Prior to Purchaser's election to purchase any Mortgage Loan pursuant to a Wet Funding structured as a Closing Transaction, Purchaser shall have received from Seller a Closing Loan Purchase Detail, either electronically, or via facsimile transmission, and the Seller's Cash Account Balance shall not be less than the sum of the Supplemental Amount plus the Wire Fee. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

            (2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Wet Funding structured as a Closing Transaction, Purchaser shall (i) withdraw the Supplemental Amount, if any, and the Wire Fee from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agent Standing Wire Instructions.

            (3) With respect to each Wet Funding structured as a Closing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Escrow Agent Standing Wire Instructions, (i) Seller hereby conveys to Purchaser all of Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature, and (ii) Seller hereby covenants to cause to occur a Collateral Receipt by the Scheduled Collateral Receipt Date and to provide Purchaser with a Conversion Loan Purchase Detail for any Collateral Receipt relating to a Cash Window Submission Package or a Conduit Submission Package.

            (4) With respect to each Wet Funding structured as a Closing Transaction, if by the Scheduled Collateral Receipt Date (i) a Collateral Receipt has occurred and (ii) Seller is not in breach of this Agreement or the Custodial Agreement then (a) with respect to any Collateral Receipt containing a Dry Submission Package, a Collateral Receipt Adjustment will occur and (b) with respect to any Collateral Receipt containing a Cash Window Submission Package or a Conduit Submission Package a Repurchase will occur. If a Collateral Receipt does not occur by the Scheduled Collateral Receipt Date, Purchaser may elect a remedy pursuant to Section 7 including, without limitation, the application of an Incremental

                  Pass-Through Rate. Seller shall give Purchaser and Custodian not less than one Business Day's prior written notice of each Collateral Receipt.

      (c) Specific Procedures for Purchases of Mortgage Loans related to Wet Fundings structured as Rewarehousing Transactions.

            (1) Prior to Purchaser's election to purchase any Mortgage Loan pursuant to a Wet Funding structured as a Rewarehousing Transaction, Purchaser shall have received from Seller a Rewarehousing Loan Purchase Detail, either electronically or via facsimile transmission, a Warehouse Lender's Release in the form of Exhibit N, and the Cash Account Balance shall not be less than the sum of the Supplemental Amount. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

            (2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Wet Funding structured as a Rewarehousing Transaction, Purchaser shall (i) withdraw the Supplemental Amount, if any, from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Warehouse Lender by wire transfer of immediately available funds in accordance with the Warehouse Lender's Wire Instructions.

            (3) With respect to each Wet Funding structured as a Rewarehousing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Warehouse Lender's Wire Instructions, (i) Seller hereby conveys to Purchaser all of Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature and (ii) Seller hereby covenants to cause to occur a Collateral Receipt by the Scheduled Collateral Receipt Date and to provide Purchaser with a Conversion Loan Purchase Detail for any Collateral Receipt containing a Cash Window Submission Package or a Conduit Submission Package.

            (4) With respect to each Wet Funding structured as a Rewarehousing Transaction, if by the Scheduled Collateral Receipt Date (i) a Collateral Receipt has occurred and (ii) Seller is not in breach of this Agreement or the Custodial Agreement then (a) with respect to any Collateral Receipt containing a Dry Submission Package a Collateral Receipt Adjustment will occur and (b) with respect to any Collateral Receipt containing a Cash Window Submission Package or a Conduit Submission Package a Repurchase will occur. If a Collateral Receipt does not occur by the Scheduled Collateral Receipt Date, Purchaser may elect a remedy pursuant to Section 7 including, without limitation, the application of an Incremental Pass-Through Rate. Seller shall give Purchaser and Custodian not less than one Business Day's prior written notice of each Collateral Receipt.

      (d) Specific Procedures for Purchases of Mortgage Loans related to Dry Fundings structured as Closing Transactions.

            (1) Prior to Purchaser's election to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Closing Transaction, Purchaser and Custodian shall have received from Seller a Closing Loan Purchase Detail, either electronically or via a facsimile transmission. Custodian shall also have received all applicable documents required, with respect to Conduit Transactions (as defined in the Custodial Agreement), by Subsections 2 and 3 of Section 2 of the Custodial Agreement, and the Cash Account Balance shall not be less than the sum of the Supplemental Amount plus the Wire Fee. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

            (2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Closing Transaction, Purchaser shall (i) withdraw the Supplemental Amount, if any, and the Wire Fee from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agent Standing Wire Instructions.

            (3) With respect to each Dry Funding structured as a Closing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Escrow Agent Standing Wire Instructions, Seller hereby conveys to Purchaser all of Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

            (4) With respect to each Dry Funding structured as a Closing Transaction, if a Repurchase has not occurred by the Scheduled Repurchase Date and if Seller has not repurchased the related Mortgage Loan(s), Purchaser may elect a remedy pursuant to
                  Section 7 including, without limitation, the application of an Incremental Pass-Through Rate.

      (e) Specific Procedures for Purchases of Mortgage Loans related to Dry Fundings structured as Rewarehousing Transactions.

            (1) Prior to Purchaser's election to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Rewarehousing Transaction, Purchaser and Custodian shall have received from Seller a Rewarehousing Loan Purchase Detail, either electronically or via a facsimile transmission, an original of a Warehouse Lender's or Seller's Release, and the Cash Account Balance shall not be less than the sum of the Supplemental Amount. Custodian shall also have received all applicable documents required, with respect to Conduit Transactions (as defined in the Custodial Agreement), by Subsections 2 and 3 of
                  Section 2 of the Custodial

                  Agreement. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

            (2) If Purchaser elects to purchase any Mortgage Loan pursuant to a Dry Funding structured as a Rewarehousing Transaction, Purchaser shall (i) withdraw the Supplemental Amount, if any, from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Warehouse Lender or Seller by wire transfer of immediately available funds in accordance with the Warehouse Lender's Wire Instructions or Seller's Wire Instructions.

            (3) With respect to each Dry Funding structured as a Rewarehousing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan, in accordance with the Warehouse Lender's or Seller's Wire Instructions, Seller hereby conveys to Purchaser all of Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

            (4) With respect to each Dry Funding structured as a Rewarehousing Transaction, if a Repurchase has not occurred by the Scheduled Repurchase Date and if Seller has not repurchased the related Mortgage Loan(s), Purchaser may elect a remedy pursuant to
                  Section 7 including the application of an Incremental Pass-Through Rate.

      The Closing Loan Purchase Detail, Conversion Loan Purchase Detail and the Rewarehousing Loan Purchase Detail are referred to in the Custodial Agreement as Requests for Certification.

      Section 3.  Procedure for Repurchases of Mortgage Loans.

      (a) Prior to Seller's repurchase of any Mortgage Loan that Seller intends to subsequently offer for sale to Purchaser under the Cash Window Funding Program or Conduit Funding Program and at least five Business Days prior to Seller's repurchase of any Mortgage Loan that Seller intends to offer for sale to Purchaser under the MBS Swap Funding Program, all agreements related to the applicable PWRES Purchase Program must be executed by the Seller, the Purchaser and where applicable the custodian, and all requirements of such agreements must be satisfied as a condition precedent to the following:

            (i) For Mortgage Loans that Seller intends to repurchase and offer to Purchaser under the Cash Window Funding Program or Conduit Purchase Program the following must occur on or before the Scheduled Repurchase Date:

                        (1) Seller shall transmit either electronically or via a
                  facsimile transmission a Conversion Loan Purchase Detail to Purchaser. Custodian shall have received all applicable documents required by Section 2 of the

                  Custodial Agreement to be in a Cash Window Submission Package or Conduit Submission Package, as applicable;

                        (2) Seller shall remit the Repurchase Price to Purchaser
                  and Purchaser shall assign, transfer and convey to Seller all of Purchaser's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature: and

                        (3) Purchaser shall remit the purchase price to Seller
                  pursuant to the terms of the Cash Window Funding Program or Conduit Funding Program and Seller shall assign, transfer and convey to Purchaser pursuant to the applicable PWRES Purchase Program all of Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature.

                        (4) Transfer of funds under (2) and (3) shall be netted.

            (ii) For Mortgage Loans that Seller intends to repurchase and subsequently offer for sale to Purchaser under the MBS Swap Funding Program the following:

                        (1) Seller shall transmit to Purchaser, via a facsimile
                  transmission, the applicable MBS Swap Shipment Documents at least five Business Days before the Scheduled Repurchase Date;

                        (2) Purchaser will instruct Custodian to ship the
                  Mortgage Loans referenced on the Request for Mortgage Loan Shipment to the referenced location via overnight courier;

                        (3) Seller shall deliver to Purchaser, via overnight
                  courier, on or before the Scheduled Repurchase Date the related MBS Swap Submission Package;

                        (4) upon Purchaser's review of the MBS Swap Submission
                  Package and election to purchase such Mortgage Loans, Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to Seller all of Purchaser's right, title and interest in, to and under such Mortgage Loan , free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

                        (5) Purchaser shall remit the purchase price to Seller
                  pursuant to the terms of the MBS Swap Purchase Program and Seller shall assign, transfer and convey to Purchaser pursuant to the PWRES Purchase Program all of Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature.

                        (6) Transfer of funds under (4) and (5) shall be netted.

      (b) With respect to any Wet Mortgage Loan or Dry Mortgage Loan , if Seller has provided Purchaser with an MBS Swap Funding Program Selection Notice and Seller subsequently provides Purchaser with a Conversion Loan Purchase Detail and a corresponding Conduit Submission Package or Cash Window Submission Package subsequent to the Scheduled Repurchase Date for such Mortgage Loan, then Purchaser may elect a remedy pursuant to Section 7 and may retroactively apply an Incremental Pass-Through Rate for such Mortgage Loan for the period from the Scheduled Repurchase Date through one day prior to the Repurchase Date.

      (c) With respect to each Mortgage Loan, on either the Scheduled Collateral Receipt Date or the Scheduled Repurchase Date, if Seller has not satisfied the requirements of this Agreement or Purchaser has elected not to purchase such Mortgage Loan:

            (i) the Pass-Through Rate shall increase by the Incremental Pass-Through Rate;

            (ii) the Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to Seller all of Purchaser's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

            (iii) upon receipt of the Repurchase Price and Seller's Delivery
                  Instructions from Seller, Purchaser shall direct Custodian to deliver the Dry Submission Package, Cash Window Submission Package or Conduit Submission Package related to such Mortgage Loan pursuant to the Seller's Delivery Instructions.

      Section 4.  Terms of Each Transaction.

      (a) The obligations of the parties hereto shall, with respect to each Transaction, begin on a Purchase Date and terminate on the Repurchase Date or on the satisfaction by Seller of its obligations pursuant to Section 7.

      (b) The terms and conditions of each Transaction, including, without limitation, the Purchase Date, the Scheduled Repurchase Date, the Mortgage Loan subject thereto, the Purchase Price, the Pass-Through Rate, the Incremental Pass-Through Rate, the Scheduled Collateral Receipt Date for Wet Fundings only, the Custodial Fee and, if applicable, the Wire Fee, shall be set forth in the related Funding Confirmation. Each Funding Confirmation shall be deemed to be controlling as to the related terms and provisions of the purchase of a Mortgage Loan, absent manifest error, without regard to any other oral or written communication between Purchaser and Seller with respect to the purchase of such Mortgage Loan. With respect to the purchase or repurchase of a Mortgage Loan, in the event of any conflict between the terms and the provisions of this Agreement and the terms and provisions of the related Funding Confirmation, the terms and provisions of the related Funding Confirmation will prevail over the terms and provisions of this Agreement.

      Section 5.  Cash Account.

      (a) Seller hereby authorizes and directs Purchaser to create the Cash Account. The Cash Account shall be held in trust for Seller subject to the terms and conditions of this Agreement. Purchaser shall notify Seller, via electronic or facsimile transmission, of the Cash Account Balance on each Business Day when the Cash Account Balance is greater than zero and on each Business Day on which a Transaction occurs hereunder.

      (b) Purchaser shall credit the Cash Account for (i) any deposits therein by Seller upon Seller's written direction pursuant to a Withdrawal/Deposit Notice, (ii) any amounts due Seller and payable by Purchaser under any PWRES Purchase Program, (iii) any Supplemental Amount for any Mortgage Loan upon the refunding to Purchaser of the Disbursement Amount for such Mortgage Loan by the Escrow Agent upon any failure to apply the Disbursement Amount in connection with the proposed funding of a Mortgage Loan, (iv) any credit pursuant to a Cash Account Adjustment and (v) any Cash Account Interest Accruals.

      (c) Purchaser shall debit the Cash Account for (i) any withdrawals therefrom by Seller upon Seller's written direction pursuant to a Withdrawal/Deposit Notice, (ii) any amounts due Purchaser and payable by Seller under any PWRES Purchase Program, (iii) the Supplemental Amount for any Mortgage Loan upon payment of the Disbursement Amount for such Mortgage Loan to the Escrow Agent in accordance with Section 2(c)(I), (iv) any debit pursuant to a Cash Account Adjustment and (v) any Wire Fees.

      (d) Upon termination of this Agreement and payment in full of all obligations owing by Seller hereunder and under the Custodial Agreement, Purchaser shall remit to Seller the Cash Account Balance.

      Section 6.  Servicing of the Mortgage Loans.

      (a) Seller shall service and administer each Mortgage Loan on behalf of Purchaser in accordance with the Guidelines and prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry, provided that Seller shall at all times comply with applicable law and the requirements of any applicable insurer or guarantor so that the insurance in respect of any Mortgage Loan is not voided or reduced. No amendments to the Guidelines shall become effective for purposes of this Agreement unless such amendments have received Purchaser's prior written approval. Seller shall at all times maintain accurate and complete records of its servicing of each Mortgage Loan, shall supply Purchaser, not less than monthly, with a servicing tape acceptable to Purchaser, and Purchaser may, at any time during Seller's business hours, on reasonable notice, examine and make copies of such records. Upon Purchaser's request, Seller shall deliver to Purchaser reports regarding the status of each Mortgage Loan, which reports shall include, without limitation, circumstances that could materially adversely affect any such Mortgage Loan, Purchaser's ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan.

      (b) Within five Business Days of notice from Purchaser, or immediately upon notice if an Event of Default has occurred, Seller shall establish and maintain a Custodial Account entitled "[NAME OF SELLER], in trust for Paine Webber Real Estate Securities Inc. and its assignees under the Mortgage Loan Repurchase Agreement dated [the date of this Agreement]" and shall promptly deposit into such Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan that are payable to Purchaser as the owner of each such Mortgage Loan.

      (c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of such Mortgage Loan and shall be released only as follows:

            (1) All amounts deposited in the Custodial Account shall be paid to Seller upon the repurchase by Seller of the related Mortgage Loans from Purchaser if, and to the extent that, the Repurchase Prices and all other amounts due and payable to Purchaser hereunder with respect to such Mortgage Loans have been paid. The amounts paid to Seller (if any) pursuant to this Section 6(c)(1) shall constitute Seller's sole compensation for servicing the Mortgage Loans as provided in this Section 6.

            (2) If a Successor Servicer is appointed by Purchaser (either under the circumstances set forth in Section 7 or otherwise), or if an Event of Default has occurred, all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

            (3) During the period that Seller acts as servicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser's written instructions.

      Section 7.  Remedies.

      (a) Upon the occurrence of an Event of Default, at the option of Purchaser exercised by written notice to Seller (which option shall be deemed to have been exercised even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller or Parent Company), the Scheduled Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, upon exercise of such option, (i) Seller's obligations hereunder to repurchase all Mortgage Loans shall thereupon become immediately due and payable, (ii) the Pass-Through Rate applicable to each Mortgage Loan shall increase by the Incremental Pass-Through Rate, (iii) all amounts then or thereafter held in any Custodial Accounts and the Cash Account shall be retained by Purchaser and applied to the aggregate unpaid Repurchase Prices owed by Seller and to any other amounts owing by Seller hereunder or under the Custodial Agreement and (iv) Purchaser may, with concurrent notice to Seller (A) immediately sell in a recognized market or in any other commercially reasonable manner at such price or prices as Purchaser may reasonably deem satisfactory, any or all the Mortgage Loans and apply the proceeds thereof (net of any expenses of sale) to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or under the Custodial Agreement or (B) in its sole discretion elect, in lieu of selling all or a portion of such Mortgage Loans, to give Seller credit for such Mortgage Loans in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or under the Custodial Agreement, and in either case upon the determination and receipt by Purchaser of all such amounts owing by Seller (including, without limitation, any unpaid fees, expenses, legal fees and expenses of Purchaser's counsel or other amounts owing to Purchaser under this Agreement or the Custodial Agreement), Purchaser shall transfer any remaining portion of the Mortgage Loans and proceeds thereof to either (1) Seller, if in Purchaser's reasonable judgment Seller is legally entitled thereto, (2) such other entity as is in Purchaser's reasonable judgment legally entitled thereto or (3) if Purchaser cannot determine in its judgment the entity entitled thereto, a court of competent jurisdiction; provided that Seller shall be liable for any deficiency if the proceeds of any sale or other disposition of the Mortgage Loans and any amounts applied from the Custodial Account and the Cash Account are insufficient to pay all amounts to which Purchaser is entitled hereunder.

      (b) If any Mortgage Loan becomes a Defective Mortgage Loan prior to the Repurchase Date, the Pass-Through Rate applicable to such Defective Mortgage Loan shall increase by the Incremental Pass-Through Rate, and Purchaser, at its election, may immediately accelerate the Scheduled Repurchase Date and require that Seller, upon receipt of such election, immediately repurchase such Defective Mortgage Loan by remitting to Purchaser (in immediately available funds in accordance with Purchaser's Wire Instructions) the Repurchase Price for such Defective Mortgage Loan.

      (c) If Seller fails to comply with its obligations in the manner described in Section 7(b), Seller's rights and obligations to service Mortgage Loans, as provided in this Agreement, shall terminate. If an Event of Default occurs, Seller's rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered as the exclusive agent for Seller to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine, and Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Purchaser. Seller shall perform all acts and take all action so that the Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to a Successor Servicer. To the extent that the approval of any other insurer or guarantor is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise by Purchaser of its remedies under this Section 7(c), Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to Seller subject to Purchaser's rights of set-off under this Agreement. Purchaser is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, completing or correcting any endorsement of a Mortgage Note or Assignment of Mortgage, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Purchaser shall have the right and power when exercising its remedies contemplated by this Section 7(b) to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Mortgage Notes and to give full discharge for the same.

      (d) Each Mortgage Loan required to be delivered to a Successor Servicer by Section 7(b) shall be delivered free of any servicing rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller, and Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by Seller to a Successor Servicer. Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

      (e) Seller agrees to indemnify and hold Purchaser and its assigns harmless from and against all Losses resulting from or relating to any Event of Default.

      (f) No election by Purchaser pursuant to this Section 7 shall relieve Seller of responsibility or liability for any breach of or under this Agreement.

      (g) Seller hereby grants Purchaser a right of set-off, to secure the payment of any amounts that may be due and payable to Purchaser from Seller, such right to be upon any and all monies or other property of Seller held or received by Purchaser, or due and owing from Purchaser to Seller.

      Section 8. Transfers of Mortgage Loan by Purchaser. Purchaser may, in its sole discretion, assign all of its right, title and interest in or grant a security interest in any Mortgage Loan sold by Seller hereunder and all rights of Purchaser under this Agreement and the Custodial Agreement, in respect of such Mortgage Loan to Assignee, subject only to an obligation on the part of Assignee to deliver each such Mortgage Loan to Purchaser to permit Purchaser or its designee to make delivery thereof to Seller on the Repurchase Date. It is anticipated that such assignment to Assignee will be made by Purchaser, and Seller hereby irrevocably consents to such assignment. No notice of such assignment shall be given by Purchaser to Seller. Assignment by Purchaser of the Mortgage Loans as provided in this Section 8 shall not release Purchaser from its obligations otherwise under this Agreement.

      Without limitation of the foregoing, an assignment of a Mortgage Loan to Assignee, as described in this Section 8, shall be effective upon issuance by Custodian of a related Trust Receipt.

      Section 9. Record Title to Mortgage Loans; Intent of Parties; Security Interest.

      (a) From and after the delivery of the related Submission Package, and subject to the remedies of Purchaser in Section 7, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan.

      (b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of Purchaser.

      (c) Purchaser and Seller confirm that the Transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Purchaser rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any Transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, Seller and Purchaser intend that Purchaser or Assignee, as the case may be, shall have a perfected first priority security interest in the Collateral, free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser or Assignee, as the case may be, and Purchaser or Assignee, as the case may be, shall have all of the rights of a secured party under applicable law. Seller shall, not later than the date of the first purchase of a Mortgage Loan by Purchaser under this Agreement, deliver to Purchaser a UCC-1 Financing Statement, executed by Seller, containing a description of collateral in the form attached hereto in Exhibit I.

      Section 10. Representations and Warranties.

      (a) Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each delivery of a Submission Package that:

            (i) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller. Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Seller; and all requisite action (including, if applicable, corporate action) has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms;

            (ii) No approval of the transactions contemplated by this Agreement from the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over Seller is required, or if required, such approval has been obtained. The transfers, assignments and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (iii) The consummation of the transactions contemplated by this
                  Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

            (iv) This Agreement, the Custodial Agreement and every document to be executed by Seller pursuant to this Agreement is and will be valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement or the Custodial Agreement by Seller;

            (v) All information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Custodial Agreement or Seller's financial statements, and all such information hereafter furnished by Seller, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Seller has disclosed in writing any and all facts relating to Seller that materially and adversely affect or may affect the business operations or financial condition of Seller or the ability of Seller to perform its obligations under this Agreement;

            (vi) There are no actions, suits or proceedings pending, or to the knowledge of Seller threatened, including any claims for which an action, suit or proceeding has not been commenced, against or affecting Seller or any of its assets in any court or before any arbitrator or before any governmental commission, board, bureau or other administrative agency that, in any such case, if adversely determined, would have a material adverse effect on the financial condition or business of Seller or the ability of Seller to perform under this Agreement, each Funding Confirmation and the Custodial Agreement; and

            (vii) The principal place of business and chief executive office of
                  Seller is located at the address set forth opposite Seller's name on the cover page hereof.

      (b) Seller hereby represents, warrants and covenants to Purchaser with respect to each Mortgage Loan as of the related Purchase Date that:

            (i) The Mortgage Loan conforms in all respects to the requirements of this Agreement and the related Funding Confirmation;

            (ii) Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges, claims, encumbrances or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

            (iii) No servicing agreement has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser's designees from servicing the Mortgage Loan;

            (iv) Each Mortgage is a valid and subsisting first lien on the property therein described and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable. Any pledge account, security agreement, chattel mortgage or equivalent document related to, and delivered to Purchaser with the Mortgage, establishes in Seller a valid and subsisting first lien on the property described therein, and Seller has full right to sell and assign the same to Purchaser;

            (v) Neither Seller nor any prior holder of the Mortgage, or with respect to Cooperative Loans, the Pledge Agreement, Proprietary Lease and Pledge Instrument, has modified the Mortgage, or with respect to Cooperative Loans, the Pledge Agreement, Proprietary Lease and Pledge Instruments, in any material respect; satisfied, canceled or subordinated the Mortgage, or with respect to Cooperative Loans, the Pledge Agreement, Proprietary Lease and Pledge Instrument, in whole or in part; released the Mortgaged Property in whole or in part from the lien of the Mortgage or Pledge Agreement; or executed any instrument of release, cancellation, modification or satisfaction unless such release, cancellation, modification or satisfaction does not adversely affect the value of the Mortgage Loan and is contained in the related Document File;

            (vi) The Mortgage Loan is not in default, and all Monthly Payments due prior to the Purchase Date and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents have been paid. Seller has not advanced funds, or induced or solicited any advance of funds by a party other than the Mortgagor directly or indirectly, for the payment of any amount required by the Mortgage Loan. The collection practices used by each entity which has serviced the Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage servicing business. With respect to escrow deposits and payments in those instances where such were required, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made and no escrow deposits or payments or other charges or payments have been capitalized under any Mortgage or Pledge Agreement, as the case may be, or the related Mortgage Note;

            (vii) There is no default, breach, violation or event of
                  acceleration existing under the Mortgage or Pledge Agreement, as the case may be, or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

           (viii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note, the Mortgage, or with respect to each Cooperative Loan, the Pledge Agreement, the Proprietary Lease and Pledge Instrument, or the exercise of any right thereunder, render either the Mortgage Note, the Mortgage, or with respect to each Cooperative Loan, the Pledge Agreement. the Proprietary Lease and Pledge Instrument, unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (ix) The Mortgage Note and the related Mortgage or Pledge Agreement are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the related Mortgage or Pledge Agreement had legal capacity to execute the Mortgage Note and the related Mortgage or Pledge Agreement and each Mortgage Note and related Mortgage or Pledge Agreement have been duly and properly executed by the Mortgagor;

            (x) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

            (xi) Any and all requirements of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall deliver to Purchaser upon demand, evidence of compliance with all such requirements;

            (xii) Either: (i) Seller and every other holder of the Mortgage or
                  Pledge Agreement, as the case may be, if any, were authorized to transact and do business in the jurisdiction in which the Mortgaged Property is located at all times when such party held the Mortgage or Pledge Agreement, as the case may be; or
                  (ii) the loan of mortgage funds, the acquisition of the Mortgage or Pledge Agreement, as the case may be, (if Seller was not the original lender), the holding of the Mortgage or Pledge Agreement, as the case may be, and the transfer of the Mortgage or Pledge Agreement, as the case may be, did not constitute the transaction of business or the doing of business in such jurisdiction;

           (xiii) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor, have been duly complied with. All costs, fees and expenses incurred in making, closing and recording the Mortgage Loans were paid;

            (xiv) The related Mortgage or Pledge Agreement, as the case may be, contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
                  (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage or Pledge Agreement, as the case may be;

            (xv) The Mortgage Loan was originated free of any "original issue discount" with respect to which the owner of the Mortgage Loan could be deemed to have income pursuant to Sections 1271 et seq. of the Internal Revenue Code;

            (xvi) With respect to any Mortgage Loan that is a first lien, at origination, the Mortgaged Property was free and clear of all mechanics' and materialmen's liens or liens in the nature thereof which are or could be prior to the Mortgage lien, and no rights are outstanding that under law could give rise to any such lien;

           (xvii) At origination, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (xviii) At origination, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, had been made or obtained from the appropriate authorities and the Mortgaged Property was lawfully occupied under applicable law. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

            (xix) There is no proceeding pending for the total or partial condemnation of the Mortgaged Property and said property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

            (xx) All buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to fire and hazard insurance policies with extended coverage or other insurance required by a Program, in an amount at least equal to the greater of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value (replacement cost without deduction for depreciation) of the improvements constituting the Mortgaged Property. If applicable laws limit the amount of such insurance to the replacement cost of the improvements constituting the Mortgaged Property or to some other amount, then such insurance is in an amount equal to the maximum allowed by such laws. Such insurance amount is sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer. The insurer issuing such insurance is acceptable pursuant to a Program. All individual insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee and all premiums thereon have been paid. Each Mortgage or Pledge Agreement, as the case may be, obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage or Pledge Agreement, as the case may be, to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Any flood insurance required by applicable law has been obtained;

            (xxi) The related Mortgage Note is payable on the Due Date of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, providing for full amortization by maturity, over an original term of not more than thirty years;

           (xxii) Except to the extent not required by the Guidelines, at the time that the related Mortgage Loan was made the Mortgagor represented that the Mortgagor would occupy such Mortgaged Property as Mortgagor's primary residence;

          (xxiii) Except with respect to Cooperative Loans, the Mortgaged
                  Property consists of a single parcel of real property;

           (xxiv) There are no circumstances or conditions with respect to the Mortgage or Pledge Agreement, as the case may be, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan. As used herein, "knowledge" shall be deemed to include (A) knowledge of facts or conditions of which Seller (including without limitation, any of its directors. officers, agents or employees) either is actually aware or should have been aware under the circumstances with the exercise of reasonable care, due diligence and competence in discharging Seller's duties, (B) all matters of public record, and (C) the making of any representation or warranty that is inaccurate or incomplete, unless Seller can demonstrate otherwise. The term "due diligence" means the care which Seller would exercise in obtaining and verifying information for a loan in which Seller would be entirely dependent on the property securing such loan and on the borrower's creditworthiness as security to protect its investment;

            (xxv) Seller originated such Mortgage Loan in accordance with the requirements of a PWRES Purchase Program;

           (xxvi) With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative for unpaid assessments representing the Obligor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project. There are no liens against or security interests in the Collateral which have priority over the lender's security interest in the Collateral, and such priority interest cannot be created in the future;

          (xxvii) With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of the Proprietary Lease and such documents have been duly and properly executed by such parties. Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the

                  Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

         (xxviii) With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid. The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

           (xxix) With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative Apartment is located and each entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Apartment qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code;

            (xxx) With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the cooperative, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement; and

           (xxxi) With respect to each Cooperative Loan, the related
                  Cooperative Apartment, is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

      The representations and warranties of Seller in this Section 9 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

      Section 11. Covenants of Seller. Seller hereby covenants and agrees with Purchaser as follows:

      (a)   Seller shall deliver to Purchaser:

            (i) Within 120 days after the end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of an independent public accountant of national standing acceptable to Purchaser;

            (ii) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operations of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

            (iii) Promptly upon receipt thereof, a copy of each other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

            (iv) Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between Seller or its Parent Company and any governmental or regulatory body,
                  (3) any event or condition, which, in any case of(1) or (2), if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, or
                  (C) the ability of Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, an Act of Insolvency with respect to Seller or its Parent Company;

            (v) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

            (vi) Promptly upon becoming available, copies of any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company's or Seller's business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RIC, the FDIC or such other banking agency, as may be promulgated from time to time;

            (vii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller's consolidated subsidiaries as Purchaser may request; and

           (viii) A copy of (1) the articles of incorporation of Seller and any amendments thereto, certified by the Secretary of State of Seller's state of incorporation, (2) a copy of Seller's by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by Seller's Board of Directors authorizing Seller to enter into this Agreement and the Custodial Agreement and authorizing one or more of Seller's officers to execute the documents related to this Agreement and the Custodial Agreement, and (4) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement.

      (b) Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Mortgage Loan to Purchaser.

      (c) Seller will not sell any Mortgage Loan to Purchaser with any intent to hinder, delay or defraud any of Seller's creditors.

      (d) Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

      (e) Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

      (f) If during the term of a Transaction, Seller gains possession of a Submission Package that relates to the Transaction, Seller shall hold such Submission Package in trust for Purchaser, immediately notify Purchaser of the specific Submission Package being held by Seller and promptly deliver such Submission Package via overnight courier in accordance with Purchaser's instructions.

      (g) The Seller acknowledges that the Purchaser has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Seller, the Purchaser or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in possession, or under the control, of the Seller and/or Custodian. The Seller also shall make available to the Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and Mortgage Loans. The Seller and Purchaser further agree that all out-of-pocket costs and expenses incurred by the Purchaser in connection with the Purchaser's activities pursuant to this
Section 11(h) shall be paid for by the Seller, provided that, Purchaser shall pay any such costs if such due diligence is conducted more often than two (2) times in a calendar year.

      Section 12. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any outstanding Transaction.

      Section 13. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Custodian. Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by any party hereto without the prior written consent of the other parties.

      Section 14. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

      Section 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      Section 16. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

      Section 18. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for Seller and Purchaser, or to such other address as either party shall give notice to the other party pursuant to this Section 18. Notices to Assignee shall be given to such address as Assignee shall provide to Seller in writing.

      Section 19. Entire Agreement. This Agreement, the Funding Confirmations and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

      Section 20. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement or the Custodial Agreement, Seller agrees to pay the reasonable attorneys' fees and expenses of Purchaser and, when applicable, Assignee incurred as a consequence of such breach.

      Section 21. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mall, postage prepaid, to it at its address given in or pursuant to Section 18.

      Section 22. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections and Exhibits in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits are part of this Agreement, and are incorporated herein by reference. The singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

      IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.


                                  PAINE WEBBER REAL ESTATE
                                     SECURITIES INC.




                                  By: /s/ George A. Mangiaracina
                                      ---------------------------------------
                                      Name:  George A. Mangiaracina
                                      Title: Senior Vice President


                                  AMERICAN HOME MORTGAGE
                                     (Seller)




                                  By: /s/ Michael Strauss
                                      ---------------------------------------
                                      Name:   Michael Strauss
                                      Title:  President
                                      Address (if different from cover page):